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                                                                   EXHIBIT 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated March 10, 2000, accompanying the consolidated financial statements and schedule of IndyMac Mortgage Holdings, Inc. and Subsidiaries and the consolidated financial statements of IndyMac, Inc. and Subsidiaries included in the Annual Report of IndyMac Mortgage Holdings, Inc. on Form 10-K for the year ended December 31, 1999. We hereby consent to the incorporation by reference of said reports in this Form S-8 Registration Statement of IndyMac Bancorp, Inc. (formerly IndyMac Mortgage Holdings, Inc.).


GRANT THORNTON LLP

Los Angeles, California
October 19, 2000